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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of SteadyMed Ltd. (the "Company") for the registration of 7,547,325 shares of its ordinary shares and to the incorporation by reference therein of our report dated March 29, 2017 with respect to the consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
May 24, 2017	A member of Ernst & Young Global

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm